Registration
                                                               No._________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                          Maxwell Technologies, Inc.
              (Exact name of issuer as specified in its charter)

              Delaware                                95-2390133
      (State of Incorporation)           (I.R.S. Employer Identification No.)

                              9275 Sky Park Court
                          San Diego, California 92123
           (Address of Principal Executive Offices including Zip Code)


                    Maxwell Technologies, Inc. Savings Plan
                             (Full Title of Plan)

                               Donald M. Roberts
                                General Counsel
                           Maxwell Technologies, Inc.
                              9275 Sky Park Court
                          San Diego, California 92123
                                (619) 279-5100

          (Name, address and telephone number, including area code,
                            of agent for service)




                      CALCULATION OF REGISTRATION FEE

                                              Proposed
 Title of                       Proposed      Maximum         Maximum
Securities         Amount       Offering      Aggregate      Amount of
  to be            to be        Price Per     Offering      Registration
Registered       Registered(1)  Share (2)      Price            Fee
----------       -----------    ---------    ----------    -------------
Common Stock,
$0.10 Par
Value             50,000 shs.     $21.00      $1,050,000      $309.75

(1) In addition, pursuant to Rule 416(c), this registration also covers an indeterminate amount of interests to be offered or sold pursuant to the Maxwell Technologies, Inc. Savings Plan described herein.

(2) Determined solely for the purpose of computing the registration fee pursuant to Rule 457, based upon the average of the high and low price of the registrant's Common Stock reported on NASDAQ on September 14, 1998.

                                   PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The following documents are incorporated by reference in the registration statement:

         (a) The registrant's latest annual report on Form 10-K or, if the financial statements therein are more current, the registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) of the Securities and Exchange Commission under the Securities Act of 1933.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report on Form 10-K or the prospectus referred to in (a) above;

         (c) The description of the registrant's Common Stock which is contained in the registrant's registration statement filed under section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such
              descriptions.Item 3. 	Incorporation of Documents by Reference.


         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.


Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         The Company is a Delaware corporation. Article V of the Company's Bylaws provides that the Company may indemnify its officers and directors to the full extent permitted by law. Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

         Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

         Subsection (b) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.


         Article Seventeenth of the Company's Certificate of Incorporation currently provides that each director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper benefit.

         The Company has entered into indemnity agreements with each of its directors. The indemnity agreements generally indemnify such persons against liabilities arising out of their service in their capacities as directors, officers, employees or agents of the Company. The Company may from time to time enter into indemnity agreements with additional individuals who become officers and/or directors of the Company.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not applicable.

Item 8.  Exhibits.
         ---------

         5.1 The registrant has submitted the plan subsequent amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made all changes required by the IRS in order to qualify the plan.

         23.1   Consent of Ernst & Young LLP, Independent Auditors

         24.1   Powers of Attorney (included on signature page hereto)

Item 9.  Undertakings.
         -------------

         In connection with this Registration Statement on Form S-8, the registrant hereby makes the following undertakings:

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii)	 To reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                   (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                         Provided, however, that paragraphs (a)(1)(i) and
                         (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                   (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 17th day of September, 1998.


                                              MAXWELL TECHNOLOGIES, INC.



                                          By: /s/Kenneth F. Potashner
                                              ------------------------
                                              Kenneth F. Potashner,
                                              President and
                                              Chief Executive Officer

                               POWERS OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth F. Potashner and Gary J. Davidson, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/Kenneth F. Potashner   Chairman of the Board,           September 17, 1998
-----------------------   President, Chief Executive
Kenneth F.  Potashner     Officer and Director



/s/Thomas L. Horgan       Director                         September 17, 1998
-----------------------
Thomas L. Horgan



/s/Lewis J. Colby, Jr.    Director                         September 17, 1998
-----------------------
Lewis J. Colby, Jr.

/s/Alan C. Kolb           Director                         September 17, 1998
-----------------------
Alan C. Kolb



/s/Karl M. Samuelian      Director                         September 17, 1998
-----------------------
Karl M. Samuelian



/s/Mark Rossi             Director                         September 17, 1998
-----------------------
Mark Rossi



/s/Carlton J. Eibl        Director                         September 17, 1998
-----------------------
Carlton J. Eibl



/s/Gary J. Davidson       Vice President-                  September 17, 1998
-----------------------   Finance and Treasurer
Gary J. Davidson          (Principal Financial and
                          Accounting Officer)


          Pursuant to the requirements of the Securities Act of 1933, the Plan's Administrative Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, there into duly authorized in the City of San Diego, State of California, on September 17, 1998.



                                            By: /s/Donald M. Roberts
                                                ------------------------
                                                Donald M. Roberts,
                                                Maxwell Technologies, Inc.
                                                  Savings Plan
                                                Administrative Committee
                                                  Member

                             Index of Exhibits
                             -----------------




23.1  Consent of Ernst & Young LLP, Independent Auditors

24.1 	Powers of Attorney (included on signature page hereto)